FOR IMMEDIATE RELEASE

Media Contact: Christine Needles Global Corporate Communications Christine.Needles@interface.com +1 404-491-4660	Investor Contact: Bruce Hausmann Chief Financial Officer Bruce.Hausmann@interface.com +1 770-437-6802

Interface Reports Third Quarter 2023 Results

ATLANTA – November 3, 2023 – Interface, Inc. (Nasdaq: TILE), a worldwide commercial flooring company and global leader in sustainability, today announced results for the third quarter ended October 1, 2023.

Third quarter highlights:

•Net sales totaled $311.0 million, down 5.1% year-over-year.
•Gross profit margin increased to 35.5%, up 226 basis points year-over-year.
•GAAP earnings per share of $0.17; Adjusted earnings per share of $0.28.
•Generated $66.3 million of cash from operations, repaid $30.6 million of debt in the quarter.

“Our third quarter results reflect the resiliency of our global diversification strategy and effective execution in a relatively sluggish market. Net sales declined in the quarter primarily driven by an outsized impact from retail sector softness and broader macroeconomic uncertainty. This was partially offset by strength in healthcare, up 13% year-over-year, and performance in other key segments. Despite lower volumes in the quarter, we increased gross profit margin by 226 basis points and our strong cash flow generation enabled us to pay down debt, driving accelerated improvements in our balance sheet,” commented Laurel Hurd, CEO of Interface.

“We hit an important milestone in our One Interface journey with the global product launch of our Past Forward carpet tile collection, which was the first time we launched a global collection at the same time around the world. As we close out 2023, we remain focused on leveraging the power of our entire organization to drive profitable growth and value for our shareholders,” concluded Hurd.

“With strong cash flow from operations, debt repayment remains our top capital allocation priority. During the quarter we repaid $30.6 million of debt, reducing our debt balances by $75.7 million year-over-year, ahead of expectations. Moving into the last quarter of the year, we are revising our full year guidance to reflect ongoing retail sector softness and sluggish global demand. We are focused on winning business, taking share, paying down debt, and disciplined cost management to further strengthen our financial position,” added Bruce Hausmann, CFO of Interface.

Third Quarter 2023 Financial Summary

Sales: Third quarter net sales were $311.0 million, down 5.1% versus $327.8 million in the prior year period.

Gross profit margin was 35.5% in the third quarter, an increase of 226 basis points from the prior year period. Adjusted gross profit margin was 35.9%, an increase of 217 basis points from adjusted gross profit margin for the prior year period due primarily to input cost deflation, higher selling prices and product mix, partially offset by lower fixed cost absorption.

Third quarter SG&A expenses were $79.3 million, or 25.5% of net sales, compared to $80.8 million, or 24.7% of net sales in the third quarter last year. Adjusted SG&A expenses were $79.2 million, or 25.5% of net sales, in the third quarter of 2023, compared to $79.2 million, or 24.2% of net sales, in the third quarter last year.

Operating Income: Third quarter operating income was $31.0 million, compared to operating income of $28.0 million in the prior year period. Third quarter 2023 adjusted operating income ("AOI") was $32.4 million versus AOI of $31.2 million in the third quarter of 2022.

Net Income and EPS: On a GAAP basis, the Company recorded net income of $9.9 million in the third quarter of 2023, or $0.17 per diluted share, compared to third quarter 2022 GAAP net income of $14.1 million, or $0.24 per diluted share. Third quarter 2023 adjusted net income was $16.4 million, or $0.28 per diluted share, versus third quarter 2022 adjusted net income of $17.4 million, or $0.30 per diluted share.

Adjusted EBITDA: In the third quarter of 2023, adjusted EBITDA was $43.7 million. This compares with adjusted EBITDA of $42.9 million in the third quarter of 2022.

First Nine Months of 2023 Summary
Sales: Net sales for the first nine months of 2023 were $936.4 million, down 2.7% versus $962.4 million in the prior year period.

Gross profit margin was 34.0% for the first nine months of 2023, a decrease of 58 basis points from the prior year period. Adjusted gross profit margin was 34.4%, a decrease of 83 basis points from adjusted gross profit margin for the prior year period due to lower fixed cost absorption, partially offset by higher selling prices, input cost deflation and product mix.

SG&A expenses for the first nine months of 2023 were $251.0 million, or 26.8% of net sales, compared to $240.7 million, or 25.0% of net sales, in the same period last year. Adjusted SG&A expenses were $246.3 million, or 26.3% of net sales, for the first nine months of 2023 compared to $238.2 million, or 24.8% of net sales, in the same period last year.

Operating Income: Operating income for the first nine months of 2023 was $69.4 million, compared to operating income of $90.0 million in the prior year period. AOI was $75.4 million for the first nine months of 2023 versus AOI of $100.4 million in the same period last year.

Net Income and EPS: On a GAAP basis, the Company recorded net income of $25.0 million in the first nine months of 2023, or $0.43 per diluted share, compared to the first nine months of 2022 net income of $44.2 million, or $0.75 per diluted share. Nine-month 2023 adjusted net income was $34.8 million, or $0.60 per diluted share, versus the first nine months of 2022 adjusted net income of $55.3 million, or $0.94 per diluted share.

Adjusted EBITDA: In the first nine months of 2023, adjusted EBITDA was $109.8 million. This compares with adjusted EBITDA of $134.8 million in the first nine months of 2022.
Cash and Debt: The Company had cash on hand of $119.6 million and total debt of $444.4 million at the end of the third quarter 2023, compared to $97.6 million of cash and $520.2 million of total debt at the end of fiscal year 2022.

Third Quarter Segment Results
AMS Results:
•Q3 2023 net sales of $178.2 million, down 8.4% versus $194.4 million in the prior year period.
•Q3 2023 orders were down 4.2% compared to the prior year period on a currency neutral basis.
•Q3 2023 operating income was $23.5 million compared to $25.0 million in the prior year period.
•Q3 2023 AOI was $23.3 million versus $25.0 million in the prior year period.
EAAA Results:
•Q3 2023 net sales of $132.8 million, down 0.4% versus $133.3 million in the prior year period.
•Currency fluctuations had a $5.3 million favorable impact to net sales in the 2023 third quarter compared with the prior year period.
•Q3 2023 orders were up 4.5% compared to the prior year period on a currency neutral basis. EMEA was up 13.9%, Australia was down 4.8%, and Asia was down 23.0% due primarily to continued softness in the region.
•Q3 2023 operating income of $7.5 million compared to $3.1 million in the prior year period.
•Q3 2023 AOI was $9.0 million versus $6.3 million in the prior year period.

First Nine Months Segment Results
AMS Results:
•Net sales for the first nine months of 2023 were $548.7 million, down 1.6% versus $557.8 million in the prior year period.
•Operating income for the first nine months of 2023 was $57.0 million compared to $74.6 million in the prior year period.
•AOI for the first nine months of 2023 was $58.6 million versus $74.5 million in the prior year period.

EAAA Results:
•Net sales for the first nine months of 2023 were $387.7 million, down 4.2% versus $404.6 million in the prior year period.
•Currency fluctuations had an approximately $1.1 million negative impact on net sales in the first nine months of 2023 compared to the prior year period, primarily due to the weakening of the Australian dollar and Chinese Renminbi against the U.S. dollar, partially offset by the strengthening of the Euro against the U.S. dollar. Excluding negative foreign currency impacts, for the first nine months of 2023, EAAA's net sales were down 3.9% year-over-year.
•Operating income for the first nine months of 2023 was $12.4 million compared to $15.4 million in the prior year period.
•AOI for the first nine months of 2023 was $16.8 million versus $25.9 million in the prior year period.

Outlook

Interface anticipates the following for the full fiscal year 2023:

•Net sales of $1.245 billion to $1.265 billion.
•Adjusted gross profit margin of approximately 34.4%.
•Adjusted SG&A expenses of approximately $329 million.
•Adjusted Interest & Other expenses of approximately $35 million.
•An adjusted effective tax rate of approximately 29.5%.
•Fully diluted weighted average share count of approximately 58.3 million shares.
•Capital expenditures of approximately $32 million.

Webcast and Conference Call Information

Interface will host a conference call on November 3, 2023, at 8:00 a.m. Eastern Time, to discuss its third quarter 2023 results. The conference call will be simultaneously broadcast live over the Internet.

Listeners may access the conference call live over the Internet at:
https://events.q4inc.com/attendee/413657327, or through the Company's website at: https://investors.interface.com.

The archived version of the webcast will be available at these sites for one year beginning approximately one hour after the call ends.

Non-GAAP Financial Measures

Interface provides adjusted earnings per share, adjusted net income, adjusted operating income ("AOI"), adjusted gross profit, adjusted gross profit margin, adjusted SG&A expenses, currency neutral sales and currency neutral sales growth, net debt, and adjusted EBITDA as additional information regarding its operating results in this press release. These non-GAAP measures are not in accordance with – or alternatives to – GAAP measures, and may be different from non-GAAP measures used by other companies. Adjusted EPS, adjusted net income, and AOI exclude nora purchase accounting amortization, the Thailand plant closure inventory write-down, cyber event costs, and restructuring, asset impairment, severance, and other, net. Adjusted EPS and adjusted net income also exclude the loss on discontinuance of interest rate swaps, property casualty loss, and the loss on foreign subsidiary liquidation. Adjusted gross profit and adjusted gross profit margin exclude nora purchase accounting amortization, and the Thailand plant closure inventory write-down. Adjusted SG&A expenses exclude the cyber event impact and restructuring, asset impairment, severance, and other, net. Currency neutral sales and currency neutral sales growth exclude the impact of foreign currency fluctuations. Net debt is total debt less cash on hand. Adjusted EBITDA is GAAP net income excluding interest expense, income tax expense, depreciation and amortization, share-based compensation expense, goodwill and intangible asset impairment charges, cyber event costs, property casualty loss, restructuring, asset impairment, severance, and other, net, nora purchase accounting amortization, loss on foreign subsidiary liquidation, and the Thailand plant closure inventory write-down. This news release should be read in conjunction with the Company's Current Report on Form 8-K furnished today to the U.S. Securities & Exchange Commission, which explains why Interface believes presentation of these non-GAAP measures provides useful information to investors, as well as any additional material purposes for which Interface uses these non-GAAP measures.

About Interface

Interface, Inc., (NASDAQ: TILE) is a global flooring solutions enterprise with an integrated portfolio of carpet tile and resilient flooring products, where everything is third-party certified carbon neutral. With our design approach to flooring systems, we help our customers create high-performance interior spaces that have a positive impact on people’s lives and the planet. Our range includes Interface® carpet tile and LVT, nora® by Interface rubber flooring, and FLOR® premium area rugs for commercial and residential spaces.

Interface is third-party certified as a Carbon Neutral Enterprise. We neutralized our carbon impact across our entire business, including all operations and our full value chain, marking an important milestone toward our objective to become a restorative and carbon negative enterprise by 2040.

Learn more about Interface at interface.com and blog.interface.com, nora by Interface at nora.com, FLOR at FLOR.com, and our sustainability journey at interface.com/sustainability, and our Carbon Neutral Enterprise certification at https://www.interface.com/US/en-US/sustainability/carbon-neutral-enterprise.html.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements. Forward-looking statements may be identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” "should," "goal," "aim," "objective," “seek,” “project,” “estimate,” “target,” “will” and similar expressions. Forward-looking statements in this press release include, without limitation, any projections we make regarding the Company’s full year 2023 under “Outlook” above. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including but not limited to the risks under the following subheadings in “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended January 1, 2023: "We compete with a large number of manufacturers in the highly competitive floorcovering products market, and some of these competitors have greater financial resources than we do. We may face challenges competing on price, making investments in our business, or competing on product design or sustainability", "Our earnings could be adversely affected by non-cash adjustments to goodwill, when a test of goodwill assets indicates a material impairment of those assets", "Our success depends significantly upon the efforts, abilities and continued service of our senior management executives, our principal design consultant and other key personnel (including experienced sales and manufacturing personnel), and our loss of any of them could affect us adversely", "Large increases in the cost of our raw materials, shipping costs, duties or tariffs could adversely affect us if we are unable to pass these cost increases through to our customers", "Unanticipated termination or interruption of any of our arrangements with our primary third-party suppliers of synthetic fiber or our primary third-party supplier for luxury vinyl tile (“LVT”) or other key raw materials could have a material adverse effect on us", "The market price of our common stock has been volatile and the value of your investment may decline", "Changes to our facilities, manufacturing processes, product construction, and product composition could disrupt our operations, increase our manufacturing costs, increase customer complaints, increase warranty claims, negatively affect our reputation, and have a material adverse effect on our financial condition and results of operations", "Our business operations could suffer significant losses from natural disasters, acts of war, terrorism, catastrophes, fire, adverse weather conditions, pandemics, endemics, unstable geopolitical situations or other unexpected events", "Disruptions to or failures of our information technology systems could adversely affect our business", "The impact of potential changes to environmental laws and regulations and industry standards regarding climate change could lead to unforeseen disruptions to our business operations", "The COVID-19 pandemic has had and could continue to have (and other public health emergencies could have in the future) a material adverse effect on our ability to operate, our ability to keep employees safe from the pandemic, our results of operations, financial condition, liquidity, capital investments, our near term and long term ability to stay in compliance with debt covenants under our Syndicated Credit Facility and Senior Notes, our ability to refinance our existing indebtedness, and our ability to obtain financing in capital markets", "Sales of our principal products have been and may continue to be affected by the COVID-19 pandemic, adverse economic cycles, and effects in the new construction market and renovation market", "Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including foreign currency fluctuations, restrictive taxation, custom duties, border closings or other adverse government regulations", "The conflict between Russia and Ukraine could adversely affect our business, results of operations and financial position", "Fluctuations in foreign currency exchange rates have had, and could continue to have, an adverse impact on our financial condition and results of operations", "The uncertainty surrounding the ongoing implementation and effect of the U.K.’s exit from the European Union, and related negative developments in the European Union could adversely affect our business, results of operations or financial condition", "We have a substantial amount of debt, which could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under our debt", "Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our operations to pay our indebtedness", "We may incur substantial additional indebtedness, which could further exacerbate the risks associated with our substantial indebtedness", and "We face risks associated with litigation and claims". You should consider any additional or updated information we include under the heading “Risk Factors” in our subsequent quarterly and annual reports.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW -

Consolidated Condensed Statements of Operations	Three Months Ended		Nine Months Ended
(In thousands, except per share data)	10/1/2023	10/2/2022	10/1/2023	10/2/2022

Net Sales	$311,006	$327,757	$936,380	$962,364
Cost of Sales	200,748	218,972	618,463	630,074
Gross Profit	110,258	108,785	317,917	332,290
Selling, General & Administrative Expenses	79,273	80,848	251,049	240,711
Restructuring, asset impairment, other (gains) and charges	—	(105)	(2,502)	1,592
Operating Income	30,985	28,042	69,370	89,987
Interest Expense	8,163	7,747	24,986	21,787
Other Expense, net	6,702	124	7,674	1,688
Income Before Taxes	16,120	20,171	36,710	66,512
Income Tax Expense	6,241	6,106	11,748	22,336
Net Income	$9,879	$14,065	$24,962	$44,176

Earnings Per Share – Basic	$0.17	$0.24	$0.43	$0.75

Earnings Per Share – Diluted	$0.17	$0.24	$0.43	$0.75

Common Shares Outstanding – Basic	58,107	58,681	58,087	59,099
Common Shares Outstanding – Diluted	58,342	58,681	58,233	59,099

Consolidated Condensed Balance Sheets
(In thousands)	10/1/2023	1/1/2023
Assets
Cash	$119,633	$97,564
Accounts Receivable	143,884	182,807
Inventory	289,320	306,327
Other Current Assets	33,003	30,339
Total Current Assets	585,840	617,037
Property, Plant & Equipment	282,401	297,976
Operating Lease Right-of Use Asset	75,604	81,644
Goodwill and Intangible Assets	156,487	162,195
Other Assets	101,309	107,651
Total Assets	$1,201,641	$1,266,503

Liabilities
Accounts Payable	$75,602	$78,264
Accrued Liabilities	115,266	120,138
Current Portion of Operating Lease Liabilities	10,829	11,857
Current Portion of Long-Term Debt	8,492	10,211
Total Current Liabilities	210,189	220,470
Long-Term Debt	435,899	510,003
Operating Lease Liabilities	67,554	72,305
Other Long-Term Liabilities	100,435	102,188
Total Liabilities	814,077	904,966
Shareholders’ Equity	387,564	361,537
Total Liabilities and Shareholders’ Equity	$1,201,641	$1,266,503

Consolidated Condensed Statements of Cash Flows	Three Months Ended		Nine Months Ended
(In thousands)	10/1/2023	10/2/2022	10/1/2023	10/2/2022
OPERATING ACTIVITIES
Net Income	$9,879	$14,065	$24,962	$44,176
Adjustments to Reconcile Net Income to Cash Provided by Operating Activities:
Depreciation and Amortization	10,445	9,825	30,591	30,661
Share-Based Compensation Expense	2,209	2,352	7,334	6,679
(Gain) Loss on Disposal of Property, Plant and Equipment, net	10	—	(2,531)	—
Loss on Foreign Subsidiary Liquidation	6,221	—	6,221	—
Amortization of Acquired Intangible Assets	1,302	1,204	3,886	3,817
Deferred Income Taxes and Other Non-Cash Items	(53)	4,675	(671)	13,616
Change in Working Capital
Accounts Receivable	19,626	(1,078)	37,396	(8,860)
Inventories	(5,808)	(8,261)	14,135	(71,487)
Prepaid Expenses and Other Current Assets	769	8,017	(2,842)	2,321
Accounts Payable and Accrued Expenses	21,693	(3,208)	(4,264)	(6,040)
Cash Provided by Operating Activities	66,293	27,591	114,217	14,883
INVESTING ACTIVITIES
Capital Expenditures	(5,907)	(4,187)	(17,238)	(13,314)
Proceeds from Sale of Property, Plant and Equipment	—	—	6,593	—
Cash Used in Investing Activities	(5,907)	(4,187)	(10,645)	(13,314)
FINANCING ACTIVITIES
Repayments of Long-term Debt	(37,631)	(71,980)	(149,738)	(151,662)
Borrowing of Long-term Debt	7,000	49,986	74,000	159,363
Tax Withholding Payments for Share-Based Compensation	(27)	—	(1,514)	(398)
Repurchase of Common Stock	—	(8,869)	—	(14,451)
Dividends Paid	(581)	(586)	(1,742)	(1,773)
Finance Lease Payments	(545)	(525)	(1,853)	(1,535)
Cash Used in Financing Activities	(31,784)	(31,974)	(80,847)	(10,456)
Net Cash Provided by (Used in) Operating, Investing and Financing Activities	28,602	(8,570)	22,725	(8,887)
Effect of Exchange Rate Changes on Cash	(1,904)	(3,634)	(656)	(8,916)
CASH AND CASH EQUIVALENTS
Net Change During the Period	26,698	(12,204)	22,069	(17,803)
Balance at Beginning of Period	92,935	91,653	97,564	97,252
Balance at End of Period	$119,633	$79,449	$119,633	$79,449

Segment Results

	Three Months Ended		Nine Months Ended
(in thousands)	10/1/2023	10/2/2022	10/1/2023	10/2/2022
Net Sales
AMS	$178,194	$194,449	$548,716	$557,768
EAAA	132,812	133,308	387,664	404,596
Consolidated Net Sales	$311,006	$327,757	$936,380	$962,364

Segment AOI
AMS	$23,318	$24,975	$58,621	$74,502
EAAA	9,049	6,273	16,805	25,908
Consolidated AOI	$32,367	$31,248	$75,426	$100,410

* Note: Segment AOI includes allocation of corporate SG&A expenses

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In millions, except per share amounts)

	Third Quarter 2023							Third Quarter 2022
				Adjustments							Adjustments
	Gross Profit	SG&A	Operating Income	Pre-tax	Tax Effect	Net Income	Diluted EPS	Gross Profit	SG&A	Operating Income	Pre-tax	Tax Effect	Net Income	Diluted EPS
GAAP As Reported	$110.3	$79.3	$31.0			$9.9	$0.17	$108.8	$80.8	$28.0			$14.1	$0.24
Non-GAAP Adjustments:
Purchase Accounting Amortization	1.3	—	1.3	1.3	(0.4)	0.9	0.02	1.2	—	1.2	1.2	(0.4)	0.9	0.01
Thailand Plant Closure Inventory Write-down	—	—	—	—	—	—	—	0.5	—	0.5	0.5	—	0.5	0.01
Restructuring, Asset Impairment, Severance, and Other, net	—	—	—	—	0.2	0.2	—	—	(1.6)	1.5	1.5	—	1.5	0.03
Cyber Event	—	(0.1)	0.1	0.1	—	0.1	—	—	—	—	—	—	—	—
Loss on Foreign Subsidiary Liquidation (1)	—	—	—	6.2	(1.1)	5.1	0.09	—	—	—	—	—	—	—
Loss on Discontinuance of Interest Rate Swaps	—	—	—	0.2	—	0.1	—	—	—	—	0.6	(0.2)	0.5	0.01
Adjustments Subtotal *	1.3	(0.1)	1.4	7.8	(1.3)	6.5	0.11	1.7	(1.6)	3.2	3.9	(0.5)	3.3	0.06
Adjusted (non-GAAP) *	$111.6	$79.2	$32.4			$16.4	$0.28	$110.5	$79.2	$31.2			$17.4	$0.30

(1) Russia and Brazil foreign subsidiaries were substantially liquidated during the current period. The related cumulative translation adjustment was recognized in other expense.
* Note: Sum of reconciling items may differ from total due to rounding of individual components

	First Nine Months 2023							First Nine Months 2022
				Adjustments							Adjustments
	Gross Profit	SG&A	Operating Income	Pre-tax	Tax Effect	Net Income	Diluted EPS	Gross Profit	SG&A	Operating Income	Pre-tax	Tax Effect	Net Income	Diluted EPS
GAAP As Reported	$317.9	$251.0	$69.4			$25.0	$0.43	$332.3	$240.7	$90.0			$44.2	$0.75
Non-GAAP Adjustments:
Purchase Accounting Amortization	3.9	—	3.9	3.9	(1.1)	2.8	0.05	3.8	—	3.8	3.8	(1.1)	2.7	0.05
Thailand Plant Closure Inventory Write-down	—	—	—	—	—	—	—	2.5	—	2.5	2.5	—	2.5	0.04
Restructuring, Asset Impairment, Severance, and Other, net	—	(3.7)	1.2	1.2	(0.4)	0.8	0.01	—	(2.5)	4.1	4.1	0.0	4.1	0.07
Property Casualty Loss(1)	—	—	—	(0.5)	0.1	(0.4)	(0.01)	—	—	—	—	—	—	—
Cyber Event	—	(1.0)	1.0	1.0	(0.2)	0.7	0.01	—	—	—	—	—	—	—
Loss on Foreign Subsidiary Liquidation (2)	—	—	—	6.2	(1.1)	5.1	0.09	—	—	—	—	—	—	—
Loss on Discontinuance of Interest Rate Swaps	—	—	—	1.0	(0.2)	0.7	0.01	—	—	—	2.4	(0.6)	1.8	0.03
Adjustments Subtotal *	3.8	(4.7)	6.1	12.8	(2.9)	9.8	0.17	6.3	(2.5)	10.4	12.8	(1.7)	11.1	0.19
Adjusted (non-GAAP) *	$321.8	$246.3	$75.4			$34.8	$0.60	$338.6	$238.2	$100.4			$55.3	$0.94

(1) Represents insurance recovery net of loss recognized in the first quarter of 2023.
(2) Russia and Brazil foreign subsidiaries were substantially liquidated during the current period. The related cumulative translation adjustment was recognized in other expense.
* Note: Sum of reconciling items may differ from total due to rounding of individual components

Reconciliation of Segment GAAP Financial Measures to Non-GAAP Financial Measures ("Currency Neutral Net Sales")
(In millions)

	Third Quarter 2023			Third Quarter 2022
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
Net Sales as Reported (GAAP)	$178.2	$132.8	$311.0	$194.4	$133.3	$327.8
Impact of Changes in Currency	0.4	(5.3)	(4.9)	—	—	—
Currency Neutral Net Sales *	$178.6	$127.5	$306.1	$194.4	$133.3	$327.8

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	First Nine Months 2023			First Nine Months 2022
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
Net Sales as Reported (GAAP)	$548.7	$387.7	$936.4	$557.8	$404.6	$962.4
Impact of Changes in Currency	2.1	1.1	3.1	—	—	—
Currency Neutral Net Sales *	$550.8	$388.8	$939.5	$557.8	$404.6	$962.4

* Note: Sum of reconciling items may differ from total due to rounding of individual components

Reconciliation of GAAP Operating Income to Adjusted Operating Income ("AOI")
(In millions)

	Third Quarter 2023			Third Quarter 2022
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
GAAP Operating Income	$23.5	$7.5	$31.0	$25.0	$3.1	$28.0
Non-GAAP Adjustments:
Purchase Accounting Amortization	—	1.3	1.3	—	1.2	1.2
Thailand Plant Closure Inventory Write-down	—	—	—	—	0.5	0.5
Restructuring, Asset Impairment, Severance, and Other, net	(0.3)	0.3	—	—	1.5	1.5
Cyber Event	0.1	—	0.1	—	—	—
Adjustments Subtotal *	(0.2)	1.6	1.4	—	3.2	3.2
AOI *	$23.3	$9.0	$32.4	$25.0	$6.3	$31.2

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	First Nine Months 2023			First Nine Months 2022
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
GAAP Operating Income	$57.0	$12.4	$69.4	$74.6	$15.4	$90.0
Non-GAAP Adjustments:
Purchase Accounting Amortization	—	3.9	3.9	—	3.8	3.8
Thailand Plant Closure Inventory Write-down	—	—	—	—	2.5	2.5
Restructuring, Asset Impairment, Severance, and Other, net	1.1	0.1	1.2	(0.1)	4.2	4.1
Cyber Event	0.6	0.4	1.0	—	—	—
Adjustments Subtotal *	1.6	4.4	6.1	(0.1)	10.5	10.4
AOI *	$58.6	$16.8	$75.4	$74.5	$25.9	$100.4

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	Third Quarter 2023	Third Quarter 2022	First Nine Months 2023	First Nine Months 2022	Last Twelve Months (LTM) Ended 10/1/2023	Fiscal Year 2022
Net Income as Reported (GAAP)	$9.9	$14.1	$25.0	$44.2	$0.3	$19.6
Income Tax Expense	6.2	6.1	11.7	22.3	11.8	22.4
Interest Expense (including debt issuance cost amortization)	8.2	7.7	25.0	21.8	33.1	29.9
Depreciation and Amortization (excluding debt issuance cost amortization)	9.6	9.4	29.0	29.4	38.3	38.7
Share-Based Compensation Expense	2.2	2.4	7.3	6.7	9.2	8.5
Purchase Accounting Amortization	1.3	1.2	3.9	3.8	5.1	5.0
Goodwill and Intangible Asset Impairment	—	—	—	—	36.2	36.2
Thailand Plant Closure Inventory Write-down	—	0.5	—	2.5	—	2.5
Restructuring, Asset Impairment, Severance, and Other, net	—	1.5	1.2	4.1	5.3	8.2
Property Casualty Loss(1)	—	—	(0.5)	—	(0.5)	—
Cyber Event	0.1	—	1.0	—	6.1	5.1
Loss on Foreign Subsidiary Liquidation (2)	6.2	—	6.2	—	6.2	—
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (AEBITDA)*	$43.7	$42.9	$109.8	$134.8	$151.1	$176.1
(1) Represents insurance recovery net of loss recognized in the first quarter of 2023.
(2) Russia and Brazil foreign subsidiaries were substantially liquidated in the current period. The related cumulative translation adjustment was recognized in other expense.
* Note: Sum of reconciling items may differ from total due to rounding of individual components

	As of 10/1/23
Total Debt	$444.4
Total Cash on Hand	(119.6)
Total Debt, Net of Cash on Hand (Net Debt)*	$324.8

	10/1/2023
Total Debt / LTM Net Income	1284.4x
Net Debt / LTM AEBITDA	2.1x

* Note: Sum of reconciling items may differ from total due to rounding of individual components

The impacts of changes in foreign currency presented in the tables are calculated based on applying the prior year period's average foreign currency exchange rates to the current year period.

The Company believes that the above non-GAAP performance measures, which management uses in managing and evaluating the Company’s business, may provide users of the Company’s financial information with additional meaningful basis for comparing the Company’s current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period. However, these non‑GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States. Tax effects identified above (when applicable) are calculated using the statutory tax rate for the jurisdictions in which the charge or income occurred.
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